FICO Announces Earnings of $0.55 per Share for Second Quarter Fiscal 2012

Revenue of $160 million vs. $153 million in prior year

MINNEAPOLIS, April 25, 2012 /PRNewswire/ -- FICO (NYSE: FICO), the leading provider of analytics and decision management technology, today announced financial results for its second fiscal quarter ended March 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

Second Quarter Fiscal 2012 Results

Net income for the quarter totaled $20.0 million, or $0.55 per share versus $7.7 million, or $0.19 per share reported in the prior year period, which included $0.20 per share of restructuring costs.

Second Quarter Fiscal 2012 Revenue

The company reported revenues of $159.5 million for the quarter as compared to $152.8 million reported in the prior year period, an increase of 4%.

"Our results this quarter were solid, driven by revenue growth in our Tools and Scores businesses," said Will Lansing, chief executive officer. "The operating leverage we have worked hard to establish is paying off, with net income and cash flow up significantly from a year ago. After my first 90 days, I've come away very impressed with the strength of our people, products, and prospects for even greater success."

Revenues for second quarter fiscal 2012 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured Decision Management applications and associated professional services, were $96.1 million in the second quarter compared to $95.9 million in the prior year quarter.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $44.4 million in the second quarter compared to $41.0 million in the prior year quarter, an increase of 8%, that included a large project conducted by a major customer utilizing historical B2B scores.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $19.0 million in the second quarter compared to $15.9 million in the prior year quarter, an increase of 19%, primarily due to an increase in Blaze Advisor® license sales during the quarter.

Bookings

Bookings for the second quarter were $78.4 million compared to $57.7 million in the prior year period. Bookings represent contracts signed in the current reporting period that will generate new future revenue streams. Management regards the volume of bookings achieved, among other factors, as an important indicator of future revenues, but they are not comparable to, nor should they be substituted for, an analysis of the company's revenues, and they are subject to a number of risks and uncertainties concerning timing and contingencies affecting product delivery and performance.

Balance Sheet and Cash Flow

Cash and cash equivalents, and investments were $207.3 million at March 31, 2012, as compared to $256.7 million at September 30, 2011. Significant changes in cash and cash equivalents from September 30, 2011, include $83.5 million of cash provided by operations, $33.4 million from the issuance of common stock from share-based payment plans, $156.8 million used for repurchases of common stock, $13.4 million used for purchases of property and equipment, and $1.4 million of dividends paid.

Outlook

The company reiterates the previously issued guidance for fiscal 2012, which follows:

Fiscal 2012 GAAP Guidance
Revenue	$640 million - $645 million
GAAP Net Income	$86 million - $89 million
GAAP Earnings Per Share	$2.45 - $2.55

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its second quarter fiscal 2012 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through May 25, 2012.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarter ended December 31, 2011. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

-Financial tables follow-

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Six Months Ended March 31, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Revenues:
Transactional and maintenance	114,843	111,431	229,026	226,193
Professional services	30,461	27,041	59,154	54,949
License	14,217	14,352	41,690	27,613
Total revenues	159,521	152,824	329,870	308,755

Operating expenses:
Cost of revenues	48,814	48,506	94,788	94,309
Research & development	13,986	16,222	27,035	34,283
Selling, general and administrative	57,035	55,449	114,359	115,082
Amortization of intangible assets	1,490	1,933	3,420	3,862
Restructuring	-	11,522	-	12,391
	121,325	133,632	239,602	259,927
Operating income	38,196	19,192	90,268	48,828
Other expense, net	(8,512)	(8,158)	(16,959)	(16,371)
Income from operations before income taxes	29,684	11,034	73,309	32,457
Provision for income taxes	9,672	3,289	23,300	8,703
Net income	20,012	7,745	50,009	23,754

Basic earnings per share:	0.57	0.19	1.40	0.59
Diluted earnings per share:	0.55	0.19	1.36	0.59

Shares used in computing earnings per share:
Basic	35,331	40,010	35,685	39,966
Diluted	36,552	40,618	36,721	40,528

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2012 and September 30, 2011
(In thousands)
(Unaudited)

	March 31,	September 30,
	2012	2011

ASSETS:
Current assets:
Cash and cash equivalents	$ 146,036	$ 135,752
Marketable securities	45,049	105,826
Accounts receivable, net	107,436	104,974
Prepaid expenses and other current assets	16,777	17,929
Total current assets	315,298	364,481

Marketable securities and investments	16,169	15,104
Property and equipment, net	35,138	33,017
Goodwill and intangible assets, net	683,218	684,186
Other assets	30,768	32,680
	$ 1,080,591	$ 1,129,468

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 48,859	$ 60,260
Accrued compensation and employee benefits	34,356	36,470
Deferred revenue	51,030	41,768
Current maturities on long-term debt	8,000	8,000
Total current liabilities	142,245	146,498

Senior notes	504,000	504,000
Other liabilities	21,152	13,476
Total liabilities	667,397	663,974

Stockholders' equity	413,194	465,494
	$ 1,080,591	$ 1,129,468

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters and Six Months Ended March 31, 2012 and 2011
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Applications revenues:
Transactional and maintenance	$ 63,523	$ 64,102	$ 127,795	$ 130,699
Professional services	25,756	23,486	50,083	48,235
License	6,855	8,348	28,472	14,638
Total applications revenues	$ 96,134	$ 95,936	$ 206,350	$ 193,572

Scores revenues:
Transactional and maintenance	$ 43,636	$ 39,894	$ 85,833	$ 80,399
Professional services	521	730	809	969
License	268	336	325	407
Total scores revenues	$ 44,425	$ 40,960	$ 86,967	$ 81,775

Tools revenues:
Transactional and maintenance	$ 7,684	$ 7,435	$ 15,398	$ 15,095
Professional services	4,184	2,825	8,262	5,745
License	7,094	5,668	12,893	12,568
Total tools revenues	$ 18,962	$ 15,928	$ 36,553	$ 33,408

Total revenues:
Transactional and maintenance	$ 114,843	$ 111,431	$ 229,026	$ 226,193
Professional services	30,461	27,041	59,154	54,949
License	14,217	14,352	41,690	27,613
Total revenues	$ 159,521	$ 152,824	$ 329,870	$ 308,755

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2012 and 2011
(In thousands)
(Unaudited)

	Six Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$ 50,009	$ 23,754
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	10,049	12,770
Share-based compensation	9,384	8,205
Changes in operating assets and liabilities net of disposition effects	16,075	15,404
Other, net	(2,041)	(516)
Net cash provided by operating activities	83,476	59,617

Cash flows from investing activities:
Purchases of property and equipment	(13,364)	(5,106)
Net activity from marketable securities	60,588	68,189
Other, net	(199)	75
Net cash provided by investing activities	47,025	63,158

Cash flows from financing activities:
Proceeds from issuances of common stock	33,401	6,890
Repurchases of common stock	(156,773)	(19,311)
Other, net	1,988	(472)
Net cash used in financing activities	(121,384)	(12,893)

Effect of exchange rate changes on cash	1,167	2,213

Increase in cash and cash equivalents	10,284	112,095
Cash and cash equivalents, beginning of period	135,752	146,199
Cash and cash equivalents, end of period	$146,036	$258,294

CONTACT: Investors/Analysts, Steve Weber, 1-800-213-5542, investor@fico.com, or Media, Steve Astle, +1-415-446-6204, stephenastle@fico.com